                                                               EXHIBIT (m)(5)(i)

                               AMENDED SCHEDULE 1

                               WITH RESPECT TO THE

                            SHAREHOLDER SERVICES PLAN

                                       FOR

                              ING SERIES FUND, INC.

                                 CLASS O SHARES

                                                                       MAXIMUM SERVICE FEES
            SERIES                                        ---------------------------------------------
            ------                                        (as a percentage of average daily net assets)
ING Aeltus Money Market Fund                                               0.25%

ING Balanced Fund                                                          0.25%

ING Bond Fund                                                              0.25%

ING Government Fund                                                        0.25%

ING Growth Fund                                                            0.25%

ING Growth and Income Fund                                                 0.25%

ING Index Plus LargeCap Fund                                               0.25%

ING Index Plus MidCap Fund                                                 0.25%

ING Index Plus SmallCap Fund                                               0.25%

ING International Growth Fund                                              0.25%

ING Small Company Fund                                                     0.25%

ING Strategic Allocation Balanced Fund                                     0.25%

ING Strategic Allocation Growth Fund                                       0.25%

ING Strategic Allocation Income Fund                                       0.25%

ING Technology Fund                                                        0.25%

ING Value Opportunity Fund                                                 0.25%